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                                                                     EXHIBIT 4.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  SPARTA, INC.,
                             a Delaware corporation

        SPARTA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

        FIRST: The name of the corporation is SPARTA, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 12, 1989. The Corporation's Certificate of Incorporation was thereafter amended by (a) a Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 6, 1991, (b) an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 26, 1994, and (c) an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 18, 1994.

        SECOND: This Amended and Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation.

        THIRD: The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is hereby restated and further amended to read in its entirety as follows:

                                ARTICLE 1 - NAME

        The name of this Corporation is SPARTA, Inc.

                     ARTICLE 2 - REGISTERED OFFICE AND AGENT

        The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

                               ARTICLE 3 - PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

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                         ARTICLE 4 - AUTHORIZED CAPITAL

        (1) Authorized Capital. The Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is 25,000,000, par value $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 2,000,000, par value $.01 per share.

        (2) Powers, Preferences and Rights, and Qualifications, Limitations and Restrictions, of Common Stock and Preferred Stock. Except as expressly stated in Articles 4(3), 4(4), 4(5) and 5(1)(B) below, the powers, preferences and rights of the Common Stock and the Preferred Stock, and the qualifications, limitations and restrictions thereof, shall in all respects be identical. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or, except as provided in Article 4(4), make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock and all shares of Preferred Stock. If dividends are declared which are payable in shares of the Corporation's capital stock, such dividends shall be payable in shares of Common Stock to holders of Common Stock and such dividends shall be payable in shares of Preferred Stock to holders of Preferred Stock.

        (3) Voting Rights of Common Stock. Except as provided in Article 6 below with respect to the right to cumulate votes in the election of directors, each share of Common Stock shall entitle the holder thereof to one (1) vote on all matters which may be the subject of stockholder action. Except as otherwise provided by law, the holders of Preferred Stock shall not have voting rights to vote on the election of directors or to vote or act by written consent on any other matter which may be the subject of stockholder action.

        (4) Liquidation Rights of Preferred Stock.

            (A) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount per share of Preferred Stock then outstanding equal to the Liquidation Preference (as hereinafter defined). If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Preferred Stock on the basis of the number of shares of Preferred Stock held.

            (B) Distribution to Common Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the


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payment in full of the liquidation preference with respect to the Preferred
Stock as provided in Article 4(4)(A) above, the holders of the Common Stock then outstanding shall be entitled to receive, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of the Preferred Stock by reason of their ownership thereof, an amount equal to the Liquidation Preference for each share of Common Stock then held by them and no more. Subject to the payment in full of the liquidation preference with respect to the Preferred Stock as provided in Article 4(4)(A), if upon the liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Common Stock pursuant to this Article 4(4)(B) shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

            (C) Remaining Assets. After the payment or distribution to the holders of the Preferred Stock and Common Stock of the amounts set forth in Articles 4(4)(A) and 4(4)(B), the holders of the Preferred Stock and Common Stock then outstanding shall be entitled to receive ratably, with all Preferred Stock treated as if it had been converted into Common Stock pursuant to Article 4(5) hereof, all remaining assets of the Corporation to be distributed.

        (D) Valuation of Securities and Other Property. Whenever the distribution provided for in this Article 4(4) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Corporation's Board of Directors.

               (5) Conversion of Preferred Stock. Each outstanding share of Preferred Stock shall automatically, without any further act or deed on the part of the Corporation or any other person, be converted into one share of Common Stock upon the earliest to occur of the following:

            (i) the closing of the first underwritten public offering by the Corporation of any class of its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

            (ii) in the event of any merger or consolidation of the Corporation with or into any other entity in which the Corporation is not the surviving corporation, or which results in the outstanding Common Stock of the Corporation being converted into or exchanged for shares of the capital stock or other securities of another entity or for cash or other property, immediately preceding the consummation of such merger or consolidation (but subsequent to any vote of the shareholders of the Corporation with respect thereto).

        Each holder of shares of the Preferred Stock converted in accordance with this Article 4(5) shall tender the certificate(s) representing such shares to the Corporation promptly for reissuance with the post-conversion share designation; provided, however, that the conversion described in this


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Article 4(5) shall occur automatically and be effective whether or not the certificate representing such shares is so surrendered.

        (6) Definition of "Liquidation Preference". For purposes of this Article 4, the "Liquidation Preference" shall mean an amount equal to the weighted average price per share paid to the Corporation upon the original issuance of all of the Preferred Stock outstanding as of the date of determination of the Liquidation Preference (as adjusted to reflect any stock splits, stock dividends or reverse stock splits of or on the Preferred Stock occurring subsequent to such original issuance).

        (7) Definition of "Stock". As used in this Amended and Restated Certificate of Incorporation, "Stock" shall mean both Common Stock and Preferred Stock.

                      ARTICLE 5 - RESTRICTIONS ON THE STOCK

        (1) Right of Repurchase Upon Termination of Association. In the event of a Termination of Association (as hereinafter defined) of a person who is a director of the Corporation or an employee of the Corporation or any subsidiary of the Corporation (a "Terminated Holder") for any reason whatsoever, including but not limited to death, disability, voluntary resignation or involuntary termination, with or without cause, all shares of Stock which are owned, beneficially or of record by the Terminated Holder, including, without limitation, any such shares held of record by any trustee for the benefit or account of any Terminated Holder pursuant to any benefit plan adopted and maintained by the Corporation (including, without limitation, the SPARTA, Inc. Profit Sharing Plan and the SPARTA, Inc. Stock Compensation Plan), and all shares of Stock theretofore transferred by the Terminated Holder (other than in transfers of the type referred to in Article 5(2)(A)(ii) or (iii) below), shall be subject to the rights of the Corporation and the Remaining Stockholders (as hereinafter defined) to repurchase all of such shares of Stock, for the price and upon the terms set forth in this Article 5(1). (For purposes of this Article 5, a director of the Corporation shall not be deemed to be the beneficial holder of shares of the Stock which are owned of record by another corporation solely because such director is also a director, officer and/or shareholder of such other corporation.) Such rights to repurchase upon a Termination of Association shall be applicable in all respects to all shares of Stock which such Terminated Holder owns (beneficially or of record) as of the date of the Termination of Association, all shares of Stock which such Terminated Holder has the right to acquire subsequent to such Termination of Association pursuant to any employee benefit plan adopted and maintained by the Corporation (including without limitation the SPARTA, Inc. Profit Sharing Plan and the SPARTA, Inc. Stock Compensation Plan) or pursuant to any option, warrant, or other right, contractual or otherwise, to acquire shares of Stock which was outstanding on the date of such Termination of Association, and all shares of Stock which such Terminated Shareholder has theretofore transferred (other than in transfers of the type referred to in Article 5(2)(A)(ii) or (iii) below) (collectively, "Stock of the Terminated Holder").

            As used herein, the term "Termination of Association" shall mean (i) for any person who is an employee of the Corporation or any subsidiary of the Corporation but not also a director of the Corporation, the cessation of such person's employment with the Corporation or such


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subsidiary, (ii) for any person who is a director of the Corporation but not also an employee of the Corporation or of any subsidiary of the Corporation, the cessation of such person's status as a director of the Corporation, and (iii) for any person who is both a director of the Corporation and an employee of the Corporation or of any subsidiary of the Corporation, the cessation of both the employment and status as a director of such person.

            (A) Repurchase by Corporation. The Corporation shall have the first option to repurchase shares of the Stock of a Terminated Holder pursuant to this
Article 5(1). The Corporation's right to repurchase shall be exercisable by the Corporation at any time within thirty (30) days following the Termination of Association. Notwithstanding the foregoing, the Corporation's right to repurchase any shares of Stock which are acquired by a Terminated Holder subsequent to the Termination of Association of such Terminated Holder upon the exercise of any option, warrant or other right held by such Terminated Holder on the date of the Termination of Association, may be exercised by the Corporation at any time within thirty (30) days following the exercise of such option, warrant or right by the Terminated Holder, as the case may be.

            (B) Repurchase by Remaining Stockholders. In the event that the Corporation does not elect to repurchase all of the shares of Stock of a Terminated Holder as provided in Article 5(1)(A) above, the Board of Directors of the Corporation may, at its discretion, cause the Corporation to so notify each other holder of record of the Corporation's then outstanding Common Stock
(i) who is then a director of the Corporation or an employee of the Corporation or any subsidiary of the Corporation, or (ii) whose Termination of Association with the Corporation occurred prior to the date of the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (collectively, the "Remaining Stockholders"), and each Remaining Stockholder shall thereupon have the right to purchase (or, if the Remaining Stockholder is a participant in the SPARTA, Inc. Profit Sharing Plan, to direct the Special Trustee of the SPARTA, Inc. Profit Sharing Plan to purchase for the account of such Remaining Stockholder) all or any portion of the shares of Stock of the Terminated Holder which the Corporation has not elected to repurchase. The Remaining Stockholders' right to purchase shall be exercisable at any time within sixty (60) days following the Termination of Association; provided however, that the Remaining Stockholders' right to repurchase any shares of Stock which are acquired by a Terminated Holder subsequent to the Termination of Association of such Terminated Holder upon the exercise of any option, warrant or other right held by such Terminated Holder on the date of the Termination of Association, may be exercised by the Remaining Stockholders at any time within sixty (60) days following the exercise of such option, warrant or right by the Terminated Holder, as the case may be. The option to purchase granted to the Remaining Stockholders hereby may be exercised by them pro rata, based on the ratio which the number of shares of the Corporation's Common Stock held by each such Remaining Stockholder bears to the total number of shares of the Common Stock held by all Remaining Stockholders electing to purchase. Should any of the Remaining Stockholders fail to exercise such option, the Remaining Stockholders who have elected to purchase shall have the option for a further period of ten
(10) days to purchase, on a pro rata basis, in one or more successive allocations on the same principle, the Stock of the Terminated Holder not so purchased by the declining Remaining Stockholders.


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            (C) Repurchase Price.

                The price per share of Stock purchased by the Corporation or the Remaining Stockholders pursuant to Article 5(1)(A) or (B) (including any Stock acquired by the Terminated Holder after his or her Termination of Association) shall be the Formula Price (as hereinafter defined) per share of the Stock as of the date of the Termination of Association giving rise to such purchase and sale. Notwithstanding the foregoing, however, if the Terminated Holder shall have theretofore taken a leave of absence in excess of ninety (90) days and shall not have completed one full year of service with the Corporation subsequent to the end of such leave of absence, the price per share (including shares of Stock acquired by the Terminated Holder after his or her Termination of Association) shall be the lesser of (1) the Formula Price of the Stock as of the date of the Termination of Association, or (2) the Formula Price of the Stock as of the date of commencement of such leave of absence.

            (D) Procedure; Termination of Shareholder Rights. If the Corporation or the Remaining Stockholders shall elect to purchase any shares of the Stock of a Terminated Holder pursuant to this Article 5(1), the Corporation or such Remaining Stockholders, as the case may be, shall give a written notice to the Terminated Holder and other holders thereof, if any, of such election to purchase (the "Purchase Notice"), setting forth the number of shares of Stock which the Corporation and/or the Remaining Stockholders, as the case may be, elects to purchase. The Terminated Holder and other holders, if any, of the Stock of the Terminated Holder to be purchased shall, within fifteen (15) days following the giving of the Purchase Notice, surrender to the Corporation the stock certificate or certificates representing the shares so purchased, duly endorsed for transfer and free and clear of any claims, liens and encumbrances, against payment of the purchase price thereof. If the Purchase Notice is given, and if the purchase price shall be paid or set aside for that purpose, then notwithstanding that the certificate or certificates evidencing the shares of Stock to be purchased shall not have been surrendered, all rights of the Terminated Holder and other holders thereof, if any, with respect to such shares shall forthwith cease and terminate (except for the right to receive the purchase price thereof as provided in this Article 5(1)). The Corporation and/or the Remaining Stockholders may purchase the Stock of a Terminated Holder pursuant to this Article 5(1) only if the Corporation and/or the Remaining Stockholders elect to purchase all of the Stock of the Terminated Holder which are eligible to be purchased pursuant hereto, unless the Terminated Holder agrees to the purchase by the Corporation and/or the Remaining Stockholders of less than all of such Stock.

        The Purchase Price of any shares of Stock repurchased by the Corporation or the Remaining Stockholders pursuant to this Article 5(1) shall be paid in cash and/or cancellation of indebtedness owed to the Corporation by the Terminated Holder; provided, however, that with respect to shares of Stock (i) of a Terminated Holder who was, immediately prior to the Termination of Association of such Terminated Holder, an officer or director of the Corporation, or (ii) which were not originally issued by the Corporation (A) pursuant to the Corporation's 1997 Stock Plan, (B) pursuant to the Corporation's 1987 Nonqualified Stock Option Plan (the "1987 Plan"), or (C) in exchange for shares issued under the 1987 Plan by the Corporation's predecessor, SPARTA, Inc., an


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Alabama corporation, if payment for the same in cash would cause the Corporation to violate any applicable laws governing the right of the Corporation to purchase its own shares or to violate the Repurchase Limitation (as hereinafter defined), the Corporation may pay cash for those of such shares which it can purchase for cash without violating such restrictions, and deliver a non-negotiable promissory note for the remaining shares. Subject to the provisions of any agreement establishing the terms of any such promissory note entered into between the payee thereof and the Corporation, any such promissory note shall have such term, not exceeding seven (7) years, as the Corporation's Board of Directors shall determine, shall bear interest at a rate equal to the lesser of ten percent (10%) or the discount rate of the Federal Reserve Bank of San Francisco, as the same may change from time to time, and shall be payable in equal quarterly installments.

            (E) Termination of Repurchase Rights. The repurchase rights provided for in this Article 5(1) shall automatically terminate upon the earliest to occur of either of the following:

                (i) the closing of the first underwritten public offering of any class of the Corporation's equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

                (ii) the listing by the Corporation of any class of its equity securities for trading on the National Association of Securities Dealers Automated Quotation System or on any securities exchange.

            (F) Formula Price. As used in this Article 5, the term "Formula Price" shall mean the price determined pursuant to the formula adopted by the Board of Directors of the Corporation for the purpose of determining the fair market value of the Stock, as such formula may be modified from time to time by the Board of Directors. The Formula Price shall at all times be the same for the Common Stock and the Preferred Stock.

        (2) Restriction on Transferability.

            (A) General. No holder of shares of Stock shall be able to sell, transfer, assign, pledge, hypothecate or in any way dispose of or alienate any such shares, or any right or interest therein, whether voluntarily or by operation of law, without first complying with Article 5(2)(C) below, except (i) transfers to such holder's account in the SPARTA, Inc. Profit Sharing Plan, or
(ii) transfers to the Corporation, or (iii) transfers to Remaining Stockholders (or to the accounts of the Remaining Stockholders in the SPARTA, Inc. Profit Sharing Plan) pursuant to Article 5(1) above, or (iv) hypothecation to any lender which has been specifically designated by the Corporation's Board of Directors, provided that the loan program to which such hypothecation relates has been specifically approved by the Corporation's Board of Directors and includes the right of the Corporation to repurchase such shares in the event of default under the loan to which the hypothecation relates, or (v) transfers to a trust for the benefit of the holder and/or the holder's spouse and/or issue, provided that the Stock so transferred in trust shall be and remain subject to all


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of the provisions and restrictions of this Certificate of Incorporation, including the restrictions on further transfer and the rights of the Corporation and/or Remaining Stockholders to purchase such Stock upon the Termination of Association of the transferring holder, and the trustee has, if requested by the Corporation, executed and delivered to the Corporation a written agreement in form and substance acceptable to the Corporation acknowledging the same.

            (B) Sale to the Corporation. Notwithstanding the foregoing restrictions on transfer, any holder of shares of Stock may offer all or any portion thereof (except shares which have not then "vested" under the terms of any agreement or plan under which the same may have been issued) for sale to the Corporation on February 21, May 21, August 21 or November 21 of any year, or at such other dates as the Board of Directors of the Corporation may designate from time to time (each a "Stock Repurchase Date"), at a per share price equal to the Formula Price of the Stock as of such Stock Repurchase Date. If the Corporation elects to purchase the shares of Stock of any person on any Stock Repurchase Date or any other date, and the Corporation cannot purchase all of the shares of the Corporation then being offered due to (i) any legal restrictions on the right of the Corporation to purchase its own shares, or (ii) the Repurchase Limitation, or if the Corporation elects for any other reason not to purchase all such offered shares, the shares offered for sale shall be accepted for purchase by the Corporation, up to the total number thereof to be purchased on such date, in such order and priority as the Board of Directors may determine from time to time. The purchase price for shares acquired by the Corporation pursuant to this Article 5(2) shall be paid in cash; provided, however, that if such cash payment would cause the Corporation to violate any applicable law governing the right of the Corporation to repurchase its own shares, or to violate the Repurchase Limitation, the Corporation may pay cash for those shares of Stock which it may then purchase for cash without violating such restrictions and deliver a promissory note for the remaining shares to be purchased. Subject to the provisions of any agreement establishing the terms of any such promissory note entered into between the payee thereof and the Corporation, any such promissory note shall have such term, shall bear such interest and shall be on such other terms and conditions as the Board of Directors of the Corporation shall determine. Notwithstanding any other provision of this Article 5(2)(B), however, the Corporation shall not purchase pursuant to this Article 5(2)(B) any shares of Common Stock which have been issued and outstanding for less than six
(6) months prior to their purchase by the Corporation, except for shares of Stock of a Terminated Holder.

            (C) Right of First Refusal.

                (i) In the event that any holder of Stock shall desire to sell or otherwise transfer all or any portion of the same other than pursuant to subparagraph (A) or (B) of this Article 5(2), he or she may do so provided that he or she first shall have offered such shares (the "Offered Shares") to the Corporation as provided in this subparagraph (C). At least thirty (30) days prior to any proposed sale or other transfer, the holder of the Offered Shares shall give written notice (the "Notice") of such proposed transfer to the Corporation. The Notice must set forth the name of the proposed transferee, the number of shares to be transferred, the price per share, and all other terms and conditions of the proposed transfer, and must state that the same constitutes a bona fide, good faith transaction. The Notice shall constitute the grant of an option to the Corporation to


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purchase the Offered Shares as provided in this subparagraph (C). The
Corporation shall thereupon, for a period of thirty (30) days following the Corporation's receipt of the Notice, have the right to purchase all, but not less than all, of the Offered Shares for a price equal to the price specified in the Notice. The terms of payment shall be, at the Corporation's election, (A) cash, or (B) as provided in the Notice (with the Corporation paying the equivalent value of any noncash consideration as mutually agreed upon by the Corporation and the holder of the Offered Shares).

                (ii) In the event that the Corporation does not elect to purchase all of the Offered Shares within thirty (30) days after its receipt of the Notice, the holder of the same may transfer the Offered Shares within thirty
(30) days from the expiration date of such thirty (30) day option period to the person, at the price, and on the terms specified in the Notice. If the Offered Shares have not been transferred within such thirty (30) day period, the Offered Shares shall again become subject to all of the provisions of this Article 5(2) and may not thereafter be transferred except in the manner and on the terms provided for herein. Any of the Offered Shares which have been transferred shall remain subject to all of the provisions and restrictions contained in this
Article 5(2) with respect to any subsequent transfer of such Offered Shares by the transferee and any successive transferee thereof, and any of the Offered Shares which have been transferred by an employee of the Corporation or any subsidiary of the Corporation or by a director of the Corporation shall, in the hands of the transferee and any successive transferee, be and remain subject to all of the provisions and restrictions contained in Article 5(1), including but not limited to the Corporation's and Remaining Stockholders' rights to repurchase such shares upon the Termination of Association of the employee or director.

            (D) Termination of Transfer Restrictions. The transfer restrictions set forth in this Article 5(2) shall automatically terminate upon the earliest to occur of either of the following:

                (i) closing of the first underwritten public offering of any class of the Corporation's equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

                (ii) the listing by the Corporation of any class of its equity securities for trading on the National Association of Securities Dealers Automated Quotation System or on any securities exchange.

            (E) Repurchase Limitation. As used in this Article 5, the term "Repurchase Limitation" shall mean the limitation established by the Corporation's Board of Directors on the number or value of shares of the Stock which the Corporation may repurchase during any given period of time, as such limitation may be modified from time to time by the Board of Directors.

        (3) Waiver. The Corporation may, by resolution of its Board of Directors, acting in its sole discretion, waive any or all of the restrictions upon the Stock set forth in this Article 5 in such circumstances as the Board of Directors deems appropriate, and such waiver may be effective as to any or all of the shares of Stock, or as to any or all of the holders thereof.


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                        ARTICLE 6 - ELECTION OF DIRECTORS

        (1) Cumulative Voting. At all elections of directors of the Corporation, subject to the requirements of the next sentence, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for or for any two or more of them as such holder may see fit. No stockholder shall be entitled to cumulate votes unless the name of the candidate for whom such votes would be cast has been placed in nomination prior to the voting, and any stockholder has given notice at the meeting prior to the voting of such stockholder's intention to cumulate his vote.

        (2) No Requirement of Ballot. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

                 ARTICLE 7 - LIMITATION OF DIRECTORS' LIABILITY

        (1) Limitation of Liability. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

        (2) Further Amendments. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 7 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                         ARTICLE 8 - AMENDMENT OF BYLAWS

        The Board of Directors of the Corporation shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

              ARTICLE 9 - AMENDMENT OF CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or to adopt new provisions, in the manner now or hereafter


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prescribed by the General Corporation Law of the State of Delaware, as amended from time to time, and all rights conferred on stockholders and directors herein are granted subject to this reserved power.

        FOURTH: The foregoing Amended and Restated Certificate of Incorporation has been duly proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

        FIFTH: The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the Corporation by Wayne R. Winton, its Chief Executive Officer, and attested to by Jerry Fabian, its Secretary, this 15th day of January 1999.

                                    SPARTA, INC.


                                    By: /s/ WAYNE R. WINTON
                                        --------------------------------------
                                        Wayne R. Winton, Chief Executive
                                        Officer
[SEAL]


ATTEST:


By: /s/ JERRY FABIAN
    --------------------------------
    Jerry Fabian,
    Secretary




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